Exhibit 5

                     [Letterhead of J.P. Morgan Chase & Co.]

                                                     June 13, 2001

J.P. Morgan Chase & Co.
270 Park Avenue
New York, NY 10017-2070

Re:      J.P. Morgan Chase & Co.
         Registration Statement on Form S-3

Dear Sir or Madame:

         I am a Senior Vice President and Associate General Counsel of J.P. Morgan Chase & Co., a Delaware corporation ("J.P. Morgan Chase") and in such capacity am acting as counsel in connection with J.P. Morgan Chase's Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to $1,000,000,000 aggregate initial offering price of the following securities (collectively, the "Securities"): (i) debt securities ("Debt Securities"), (ii) warrants to purchase Debt Securities ("Debt Warrants"), to receive cash determined by reference to an index or indices ("Index Warrants"), to receive cash determined by reference to currencies ("Currency Warrants"), to receive cash determined by reference to interest rates ("Interest Rate Warrants"), or to purchase or sell (a) securities of an entity other than J.P. Morgan Chase, a basket of such securities or commodities, or (b) receive cash determined by reference to any other financial, economic or other measure or instrument including the occurrence or non-occurrence of any other event or circumstance, any combination of the above ("Universal Warrants," and together with Debt Warrants, Index Warrants, Currency Warrants and Interest Rate Warrants, the "Warrants") and (iii) Debt Securities and Warrants or any combination thereof that may be offered in the form of Units ("Units").

         The Debt Securities, if any, are to be issued from time to time as senior indebtedness of J.P. Morgan Chase under an indenture (the "Indenture") to be entered into between J.P. Morgan Chase and Bankers Trust Company, as trustee (the "Trustee"). The Debt Warrants, if any, will be issued under a debt warrant agreement to be entered into between J.P. Morgan Chase and a debt warrant agent (the "Debt Warrant Agreement"). The Index Warrants, if any, will be issued under an index warrant agreement to be entered into between J.P. Morgan Chase and an index warrant agent (the "Index Warrant Agreement"). The Currency



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Warrants, if any, will be issued under a currency warrant agreement to be entered into between J.P. Morgan Chase and a currency warrant agent (the "Currency Warrant Agreement"). The Interest Rate Warrants, if any, will be issued under an interest rate warrant agreement to be entered into between J.P. Morgan Chase and an interest rate warrant agent (the "Interest Rate Warrant Agreement"). The Universal Warrants, if any, will be issued under a universal warrant agreement to be entered into between J.P. Morgan Chase and a universal warrant agent (the "Universal Warrant Agreement"). The Units, if any, will be issued under a unit agreement to be entered into between J.P. Morgan Chase and a unit agent (the "Unit Agreement"). The forms of the Indenture, the Debt Warrant Agreement, the Index Warrant Agreement, the Currency Warrant Agreement, the Interest Rate Warrant Agreement, the Universal Warrant Agreement, the Unit Agreement and the Securities are filed as exhibits to the Registration Statement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion.

         Based upon the foregoing, I am of the opinion that:

         1. When the Indenture and any supplemental indenture to be entered into in connection with the issuance of Debt Securities have been duly authorized, executed and delivered by J.P. Morgan Chase and the Trustee, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and the underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of J.P. Morgan Chase, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance (or transfer) or other similar laws affecting creditors' rights generally and (b) general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         2. When the applicable warrant agreement or Unit Agreement, as the case may be, to be entered into in connection with the issuance of Warrants or Units, has been duly authorized, executed and delivered by J.P. Morgan Chase and the warrant agent or unit agent, as the case may be, the specific terms of a particular Warrant or Unit have been duly authorized and established in accordance with the applicable warrant agreement or Unit Agreement, as the case may be, and such Warrants or Units have been duly authorized, executed, issued and delivered against payment therefor in accordance with the applicable warrant agreement or Unit Agreement, as the case may be, and the applicable underwriting




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or other agreement, all corporate action on the part of J.P. Morgan Chase will have been taken to authorize the issuance and sale of such Warrants or Units proposed to be sold by J.P. Morgan Chase and such Warrants or Units will constitute valid and binding obligations of J.P. Morgan Chase, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance (or transfer) or other similar laws affecting creditors' rights generally and (b) general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors or a duly constituted committee duly authorized by the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Board of Directors, or a duly constituted committee duly authorized by the Board of Directors, shall have duly authorized the execution and delivery of the Indenture and any supplemental indenture or the applicable warrant agreement or unit agreement, as the case may be, and such authorization shall not have been modified or rescinded; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by J.P. Morgan Chase with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon J.P. Morgan Chase, or any restriction imposed by any court or governmental body having jurisdiction over J.P. Morgan Chase.

         I am a member of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to me under the caption "Legal Matters" in the prospectus.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                                Very truly yours,


                                                /s/ Neila B. Radin
                                                -----------------------------
                                                Neila B. Radin
                                                Senior Vice President and
                                                Associate General Counsel



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